UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2010

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices)   (zip code)

Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c)	On November 2, 2010, EZCORP, Inc. announced the appointment of Stephen A. Stamp as Senior Vice President and Chief Financial Officer (principal financial officer), effective immediately. A copy of the company’s press release announcing this appointment is attached as Exhibit 99.1 and incorporated herein by reference.
Mr. Stamp, age 48, has over 27 years of finance and business experience, having previously served as Chief Financial Officer and Chief Operating Officer of Xanodyne Pharmaceuticals; Group Finance Director at Regus Group PLC; and Group Finance Director at Shire Pharmaceuticals Group PLC. Mr. Stamp’s career also includes various roles at Lazard Brothers & Company Ltd. and KPMG. Most recently, Mr. Stamp served as Chief Financial Officer at KV Pharmaceutical Company.
Under the terms of his employment, Mr. Stamp will receive an annual salary of $350,000, a target bonus of 60% of base salary, and 20,000 restricted shares of EZCORP Class A Non-Voting Common Stock, which will vest pro rata on the first, second and third anniversaries of the date of grant (assuming continued employment). Mr. Stamp will also be eligible for relocation benefits and other benefits typically provided to the company’s executive officers. These benefits include a severance plan that provides for salary continuation for a period one year if the company terminates Mr. Stamp’s employment without cause.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated November 2, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: November 2, 2010	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Press Release, dated November 2, 2010

3